                                                                    Exhibit 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                                -----------------

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                -----------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


               New York                                13-5160382
   (Jurisdiction of incorporation                   (I.R.S. Employer
     if not a U.S. national bank)                  Identification No.)

One Wall Street, New York, New York                      10286
(Address of principal executive offices)               (Zip code)

                                -----------------

                                  ANTHEM, INC.
               (Exact name of obligor as specified in its charter)


                Indiana                                35-2145715
     (State or other jurisdiction                   (I.R.S. Employer
   of incorporation or organization)               Identification No.)

          120 Monument Circle
         Indianapolis, Indiana                           46204
(Address of principal executive offices)               (Zip code)

                                -----------------

                          Subordinated Debt Securities*
                       (Title of the indenture securities)

--------------
   *Specific title(s) to be determined in connection with issuance(s) of Notes.

Item 1.  General Information.

       Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the              2 Rector Street, New York, N.Y. 10006
  State of New York                           and Albany, N.Y. 12203
Federal Reserve Bank of New York            33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation       550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association         New York, N.Y. 10005

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2.  Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None. (See Note on page 2.)

Item 16. List of Exhibits.

       Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

       1.  -   A copy of the Organization Certificate of The Bank of New York
               (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits
               1a and 1b to Form T-1 filed with Registration Statement No.
               33-21672 and Exhibit 1 to Form T-1 filed with Registration
               Statement No. 33-29637.)

       4.  -   A copy of the existing By-laws of the Trustee.

       6.  -   The consent of the Trustee required by Section 321(b) of the Act.
               (Exhibit 6 to Form T-1 filed with Registration Statement No.
               33-44051.)

       7.  -   A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE

       Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

       Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

       Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of December, 2002.

                                        THE BANK OF NEW YORK



                                        By: /s/ Robert A. Massimillo
                                           ----------------------------
                                            Robert A. Massimillo
                                            Vice President

                                                                         EXHIBIT
                                                                  (Page 1 of 12)





                              THE BANK OF NEW YORK

                                     BY-LAWS

                                                                         EXHIBIT
                                                                  (Page 2 of 12)


                                     BY-LAWS
                                       of
                              The Bank of New York
                       As amended through October 8, 2002

                                Table of Contents

                                                                     Page No.
ARTICLE I    Stockholders ........................................          4
   SECTION 1.1.  Annual Meeting ..................................          4
   SECTION 1.2.  Special Meetings ................................          4
   SECTION 1.3.  Notice of Meetings ..............................          4
   SECTION 1.4.  Quorum of Stockholders ..........................          4

ARTICLE II   Board of Directors ..................................          5
   SECTION 2.1.  Number of Directors .............................          5
   SECTION 2.2.  Eligibility .....................................          5
   SECTION 2.3.  Meetings of the Board ...........................          5
   SECTION 2.4.  Quorum of Directors and Action by the Board .....          6
   SECTION 2.5.  Removal of Directors ............................          6
   SECTION 2.6.  Vacancies .......................................          6
   SECTION 2.7.  Compensation ....................................          6
   SECTION 2.8.  Minutes .........................................          6
   SECTION 2.9.  Reports .........................................          6

ARTICLE III  Executive Committee .................................          6
   SECTION 3.1.  Membership ......................................          6
   SECTION 3.2.  Time and Place of Meetings ......................          6
   SECTION 3.3.  Special Meetings ................................          6
   SECTION 3.4.  Quorum ..........................................          7
   SECTION 3.5.  Compensation ....................................          7
   SECTION 3.6.  Minutes .........................................          7
   SECTION 3.7.  Reports .........................................          7

ARTICLE IV   Other Committees ....................................          7
   SECTION 4.1.  Examining Committee .............................          7
   SECTION 4.2.  Other Committees of Directors Officers and/or
                   Other Persons .................................          7
   SECTION 4.3.  Compensation ....................................          8
   SECTION 4.4.  Manner of Acting ................................          8

ARTICLE V    Officers ............................................          8
   SECTION 5.1.  Principal Executive Officers ....................          8
   SECTION 5.2.  Senior Executive Officers .......................          8
   SECTION 5.3.  Other Senior Officers ...........................          8
   SECTION 5.4.  Appointed Officers ..............................          8
   SECTION 5.5.  Bonds ...........................................          8
   SECTION 5.6.  General Supervisory Powers ......................          9
   SECTION 5.7.  Executive Officers ..............................          9

                                                                         EXHIBIT
                                                                  (Page 3 of 12)


   SECTION 5.8.   Senior Vice Presidents and Vice Presidents ..........      9
   SECTION 5.9.   Secretary ...........................................      9
   SECTION 5.10.  Treasurer ...........................................      9
   SECTION 5.11.  Comptroller .........................................      9
   SECTION 5.12.  Auditor .............................................      9
   SECTION 5.13.  Other Officers ......................................      9

ARTICLE VI  Signing Authorities .......................................     10
   SECTION 6.1.   Real Property .......................................     10
   SECTION 6.2.   Senior Signing Powers ...............................     10
   SECTION 6.3.   Limited Signing Powers ..............................     10
   SECTION 6.4.   Powers of Attorney ..................................     10
   SECTION 6.5.   Auditor .............................................     11

ARTICLE VII  Indemnification ..........................................     11
   SECTION 7.1.   Indemnification .....................................     11
   SECTION 7.2.   Other Indemnification ...............................     11

ARTICLE VIII  Capital Stock ...........................................     11
   SECTION 8.1.   Certificates of Stock ...............................     11
   SECTION 8.2.   Transfer of Certificates ............................     11
   SECTION 8.3.   New Certificates ....................................     11

ARTICLE IX  Corporate Seal ............................................     12
   SECTION 9.1.   The Seal ............................................     12

ARTICLE X  Amendment of By-Laws .......................................     12
   SECTION 10.1.  Procedure for Amendments ............................     12

                                                                         EXHIBIT
                                                                  (Page 4 of 12)

                                    BY-LAWS
                                       of
                              The Bank of New York

                       As amended through October 8, 2002

                                   ARTICLE I
                                  STOCKHOLDERS

         SECTION 1.1. Annual Meeting. The annual meeting of stockholders of The Bank of New York (hereinafter called the Bank) for the election of directors and the transaction of such other business as properly may be brought before such meeting shall be held within each calendar year at the principal office of the Bank, or such other place as shall be specified in the notice of such meeting, on such day and at such hour as may be fixed by the Board of Directors (hereinafter called the Board).

         SECTION 1.2. Special Meetings. Special meetings of the stockholders of the Bank (hereinafter called the stockholders) may be called by the Board, the Chairman of the Board or the President and shall be called upon the written request of the holders of record of a majority of the outstanding shares of stock of the Bank entitled to vote at the meeting requested to be called. Such meetings of stockholders shall be held on such day and at such hour and at such place, within or without the State of New York, as may be fixed by the Board.

         SECTION 1.3. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting, and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

         Notwithstanding the foregoing, notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         SECTION 1.4. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. At all meetings of stockholders, a quorum being present, all matters, except as otherwise provided by law or the Organization Certificate of the Bank, shall be authorized by a majority of the votes cast at the meeting by the stockholders present in person or by proxy and entitled to vote thereon. The stockholders present may adjourn the meeting despite the absence of a quorum.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 2.1. Number of Directors. The business of the Bank shall be managed by the Board which shall consist of such number of directors, within the minimum and maximum limits

                                                                         EXHIBIT
                                                                  (Page 5 of 12)

prescribed in the Organization Certificate of the Bank, as from time-to-time shall be determined by the vote of a majority of the directors then in office or by the stockholders. In the event of any increase in the number of directors, additional directors shall be elected in the manner herein prescribed for the filling of vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. All directors must possess such qualifications as to stock ownership, citizenship, residence and age as are prescribed by the Banking Law. Directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified.

         SECTION 2.2. Eligibility. No person shall be eligible for election or reelection as a member of the Board who shall have attained the age of seventy years.

         SECTION 2.3. Meetings of the Board. An annual meeting of the Board shall be held in each year within fifteen days after the annual meeting of stockholders. Regular meetings of the Board shall be held on such day and at such hour as the directors may fix from time-to-time, and no notice thereof need be given. In case any date for a meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day. Special meetings of the Board may be held at any time upon the call of the Chief Executive Officer or, in his absence, a principal executive officer and shall be called upon the written request of any two directors.

         Meetings of the Board shall be held at such places within or without the State of New York as may be fixed by the Board. If no place is so fixed, meetings of the Board shall be held at the principal office of the Bank in the City of New York.

         Notices of the annual and special meetings of the Board shall be given by delivery, mail, telegraph, facsimile, e-mail, radio or cable to each director at his usual place of business or residence address not later than noon, New York time, on the third day prior to the day on which the meeting is to be held or, if given personally or by telephone, not later than noon, New York time, on the day before the day on which the meeting is to be held.

         Notice of a meeting of the Board need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Except for announcement at the meeting, notice of the time and place of any adjourned meeting need not be given.

         Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 2.4. Quorum of Directors and Action by the Board. One-third of the entire Board, but in no case less than five directors, shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Organization Certificate of the Bank or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

                                                                         EXHIBIT
                                                                  (Page 6 of 12)

         SECTION 2.5. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the stockholders.

         SECTION 2.6. Vacancies. All vacancies in the office of director shall be filled by election by the stockholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors in office and the directors so elected shall hold office for the balance of the unexpired term.

         SECTION 2.7. Compensation. Members of the Board, except members who are officers of The Bank of New York Company, Inc. or any of its subsidiaries, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time-to-time.

         SECTION 2.8. Minutes. Regular minutes of the proceedings of the Board shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director.

         SECTION 2.9. Reports. At each regular meeting of the Board there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

                                  ARTICLE III
                              EXECUTIVE COMMITTEE

         SECTION 3.1. Membership. The Board, by resolution adopted by a majority of the entire Board at its annual meeting, shall designate from among its members an Executive Committee, consisting of not less than five directors, which shall have all the authority of the Board, except as may be otherwise provided by law.

         Vacancies in the Executive Committee shall be filled by the Board. The Board may designate one or more directors as alternate members of the Executive Committee who may replace any absent member or members at any meeting of such committee.

         SECTION 3.2. Time and Place of Meetings. There shall be meetings of the Executive Committee at the principal office of the Bank, on such day, at such hour and at such place as the Committee may fix from time-to-time, and no notice thereof need be given.

         SECTION 3.3. Special Meetings. Special meetings of the Executive Committee may be called at any time by the Chief Executive Officer or, in his absence, a principal executive officer and shall be called upon the written request of any two members of the Committee. Notice of such meetings shall be given or waived as provided in Article II for special meetings of the Board.

         SECTION 3.4. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                                                         EXHIBIT
                                                                  (Page 7 of 12)

         SECTION 3.5. Compensation. The members of the Executive Committee, other than officers of The Bank of New York Company, Inc. or any of its subsidiaries, shall receive such compensation and fees as the Board may determine from time-to-time.

         SECTION 3.6. Minutes. Regular minutes of the proceedings of the Executive Committee shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director. Minutes of the meetings of the Executive Committee since the previous meeting of the Board shall be submitted at the next regular monthly meeting of the Board.

         SECTION 3.7. Reports. At each meeting of the Executive Committee there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

                                   ARTICLE IV
                                OTHER COMMITTEES

         SECTION 4.1. Examining Committee. The Board shall appoint an Examining Committee of not less than three of its members, none of whom shall be an officer of The Bank of New York Company, Inc. or any of its subsidiaries, who shall hold office at the pleasure of the Board. The Committee shall conduct examinations of the affairs of the Bank as required by the Banking Law or as directed by the Board and shall have supervision over the activities of the Auditor. The Committee also shall review the examinations of the Bank made by the regulatory authorities and report to the Board its recommendations with respect thereto.

         SECTION 4.2. Other Committees of Directors, Officers and\or Other Persons. The Board may appoint, or authorize the Chief Executive Officer or, in his absence, a principal executive officer to appoint, from time-to-time, such other committees consisting of directors, officers and/or other persons and having such powers, duties and functions in or relating to the business and affairs of the Bank as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board and, in the case of any committee appointed by the Chief Executive Officer or a principal executive officer, at the pleasure of the Chief Executive Officer or, in his absence, of a principal executive officer. A majority of all members of any such committee may determine the rules of order and procedure of such committee and the time and place of its meetings, unless the Board, or, in the case of any committee appointed by the Chief Executive Officer or a principal executive officer, the Chief Executive Officer or, in his absence, a principal executive officer, shall otherwise provide.

         SECTION 4.3. Compensation. Members of committees, other than officers of The Bank of New York Company, Inc. or any of its subsidiaries, shall be paid such compensation and such other fees for attendance at meetings as the Board shall determine from time-to-time.

         SECTION 4.4. Manner of Acting. Members of the Examining Committee or other committees of directors, officers and/or other persons appointed by the Board may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                                                         EXHIBIT
                                                                  (Page 8 of 12)

                                   ARTICLE V
                                    OFFICERS

         SECTION 5.1. Principal Executive Officers. The Board at its annual meeting shall elect from its number a Chairman of the Board (hereinafter called the Chairman), who shall serve also as Chairman of the Executive Committee, and a President, one of whom shall be designated to act as and to carry the additional title of Chief Executive Officer; provided that any two or more offices may be held by the same person. The Board may designate the President or Chairman, or one of the persons holding titles provided in Section 5.2, to act as and carry the additional title of Chief Operating Officer. Officers elected pursuant to this Section 5.1 shall hold office during the pleasure of the Board, which may fill any vacancy and change the designation of the Chief Executive Officer or Chief Operating Officer at any regular or special meeting. Officers elected under this section may be removed with or without cause by the Board.

         SECTION 5.2. Senior Executive Officers. The Board or the Executive Committee shall elect one or more senior executive officers, any of whom may be designated Vice Chairman of the Board, or Senior Executive Vice President and may elect such other officers with such titles as may be specified upon election. The order of seniority shall be determined by the Chief Executive Officer with the approval of the Board or the Executive Committee. Senior executive officers elected under this section may be removed with or without cause by the Board.

         SECTION 5.3. Other Senior Officers. The Board or the Executive Committee shall elect a Secretary; a Treasurer; a Comptroller; an Auditor; and such other officers with such titles as may be specified upon election. The order of seniority shall be determined by the Chief Executive Officer with the approval of the Board or the Executive Committee. The Chief Executive Officer or, in his absence, a principal executive officer, may remove any of the officers elected under this section with or without cause with the approval of the Board or the Executive Committee.

         SECTION 5.4. Appointed Officers. Officers of the Bank carrying titles set forth in this section may be appointed and removed with or without cause by the Chief Executive Officer or, in his absence, by a principal executive officer. Such officers may include one or more Executive Vice Presidents; one or more Managing Directors; one or more Senior Vice Presidents; one or more Vice Presidents; one or more Assistant Vice Presidents; and such other officers with such titles as may be specified upon appointment.

         SECTION 5.5. Bonds. The Board may require any or all officers or employees to give bonds from time-to-time.

         SECTION 5.6. General Supervisory Powers. The Chief Executive Officer or, in his absence, a principal executive officer, shall have general supervision of the policies and operations of the Bank which shall in every case be subject to the direction and control of the Board.

         SECTION 5.7. Executive Officers. The principal executive officers, the senior executive officers and Executive Vice Presidents shall participate in the supervision of the policies and operations of the Bank as directed by the Chief Executive Officer. In his absence a principal executive officer, or a senior executive officer in the order of seniority determined by the Chief Executive Officer as provided in Section 5.2, shall have general supervision of such policies and operations.

                                                                         EXHIBIT
                                                                  (Page 9 of 12)

     SECTION 5.8. Senior Vice Presidents and Vice Presidents. Senior Vice Presidents and Vice Presidents shall participate in the supervision of operations of the Bank as directed by the Chief Executive Officer. They shall perform such other duties as shall be assigned to them by the Board, the Chief Executive Officer or an executive officer.

     SECTION 5.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Executive Committee; shall attend to the giving of such notices of meetings as may be required by these By-laws and shall perform all the duties assigned to him by the Board or the Chief Executive Officer and in general those duties incident to the office of Secretary. He shall have custody of the corporate seal and shall have authority to affix the same to any documents requiring such seal and to attest the same. In the absence of the Secretary, an Assistant Secretary shall act in his stead.

     SECTION 5.10. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and other property of the Bank which may come into his hands and shall perform such other duties as may be assigned to him from time-to-time by the Board or the Chief Executive Officer.

     SECTION 5.11. Comptroller. The Comptroller shall exercise general supervision over, and be responsible for, all matters pertaining to the accounting and bookkeeping of the Bank. He shall keep the permanent records of property and indebtedness and of all transactions bearing on the financial affairs of the Bank. The Comptroller shall perform such additional duties as shall be assigned to him by the Board or the Chief Executive Officer. He shall at any time on the request of any three directors report to the Board or the Executive Committee such matters concerning the affairs of the Bank as, in his or their judgment, should be brought to the attention of the directors.

     SECTION 5.12. Auditor. The Auditor shall report directly to the Chief Executive Officer and, through the Examining Committee, to the Board. He shall be responsible for the planning and direction of the internal auditing function and the evaluation of the internal control safeguards of the Bank. He shall perform such additional duties as shall be assigned by the Board, the Examining Committee or the Chief Executive Officer.

     SECTION 5.13. Other Officers. All officers whose duties are not described by these By-laws shall perform such duties as may be designated by the Chief Executive Officer or any officer authorized by him to do so.

                                   ARTICLE VI
                               SIGNING AUTHORITIES

     SECTION 6.1 Real Property. Real property owned by the Bank in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Bank in its own right with such maximum values as the Board may fix in its authorizing resolution.

     SECTION 6.2   Senior Signing Powers. Subject to the exception provided in
Section 6.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in

                                                                         EXHIBIT
                                                                 (Page 10 of 12)

connection with, the normal course of the Bank's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to Section 6.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 6.2, is authorized to attest to the seal of the Bank on any documents requiring such seal.

     SECTION 6.3. Limited Signing Powers. Subject to the exception provided in
Section 6.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time to time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Bank to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

     SECTION 6.4 Powers of Attorney. All powers of attorney on behalf of the Bank shall be executed by any officer of the Bank jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors and, at foreign branches only, by any two officers provided one of such officers is the Branch Manager.

     SECTION 6.5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Bank, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

                                   ARTICLE VII
                                 INDEMNIFICATION

     SECTION 7.1. Indemnification. Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, trustee, officer or employee of the Bank or serves or served any other corporation in any capacity, at the request of the Bank, shall be indemnified by the Bank and the Bank may advance his related expenses, to the full extent permitted by law. For purposes of this Article VII, the Bank may consider the term "Bank" to include any corporation which has been merged or consolidated into the Bank or of which the Bank has acquired all or substantially all the assets in a transaction requiring authorization by the shareholders of the corporation whose assets were acquired.

     SECTION 7.2. Other Indemnification. The foregoing provisions of this
Article VII shall apply in respect of all alleged or actual causes of action accrued before, on or after September 1, 1964, except that, as to any such cause of action which accrued before such date, the Bank may

                                                                         EXHIBIT
                                                                 (Page 11 of 12)

provide, and any person concerned shall be entitled to, indemnification under and pursuant to any statutory provision or principle of common law in effect prior to such date, all to the extent permitted by law.

                                  ARTICLE VIII
                                  CAPITAL STOCK

     SECTION 8.1. Certificates of Stock. Certificates of stock shall be signed by the Chairman, the President or a Vice President and the Secretary or an Assistant Secretary and may bear the seal of the Bank. The signatures and the seal may be facsimile to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of issue.

     SECTION 8.2. Transfer of Certificates. Separate books of transfer shall be kept in which transfers of shares of stock shall be entered by the person entitled to make such transfer or his attorney-in-fact, upon surrender of the certificate for the shares to be transferred in proper form for such transfer.

     SECTION 8.3. New Certificates. No new certificate shall be issued until the former certificate is cancelled except when a certificate is lost or destroyed a new certificate may be issued on such terms as the Board may prescribe.

                                   ARTICLE IX
                                 CORPORATE SEAL

     SECTION 9.1. The Seal. The Board shall provide a corporate seal for the Bank which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board may from time-to-time determine.

                                    ARTICLE X
                              AMENDMENT OF BY-LAWS

     SECTION 10.1. Procedure for Amendments. By-laws of the Bank may be adopted, amended or repealed by vote of the stockholders entitled to vote in any election of directors. By-laws may also be adopted, amended or repealed by a majority of all the directors then in office. Any By-law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

                                                                         EXHIBIT
                                                                 (Page 12 of 12)

                         [Page Intentionally Left Blank]

                                                                       EXHIBIT 7
                                                                    (Page 1 of 3

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                   Dollar Amounts
ASSETS                                                                               In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin ..........................      $ 3,735,469
   Interest-bearing balances ...................................................        3,791,026
Securities:
   Held-to-maturity securities .................................................        1,140,688
   Available-for-sale securities ...............................................       15,232,384
Federal funds sold in domestic offices .........................................        1,286,657
Securities purchased under agreements to resell ................................        1,035,718
Loans and lease financing receivables:
   Loans and leases held for sale ..............................................          869,285
   Loans and leases, net of unearned income ....................................       34,695,130
   LESS: Allowance for loan and lease losses ...................................          645,382
   Loans and leases, net of unearned income and allowance ......................       34,049,748
Trading Assets .................................................................        9,044,881
Premises and fixed assets (including capitalized leases) .......................          823,722
Other real estate owned ........................................................              778
Investments in unconsolidated subsidiaries and associated companies ............          226,274
Customers' liability to this bank on acceptances outstanding ...................          249,803
Intangible assets ..............................................................
   Goodwill ....................................................................        1,852,232
   Other intangible assets .....................................................           54,714
Other assets ...................................................................        4,961,572
                                                                                      -----------
Total assets ...................................................................      $78,354,951
                                                                                      ===========

                                                                       EXHIBIT 7
                                                                    (Page 2 of 3

LIABILITIES
Deposits:
   In domestic offices ..........................................................  $32,962,289
   Noninterest-bearing ..........................................................   12,792,415
   Interest-bearing .............................................................   20,169,874
   In foreign offices, Edge and Agreement subsidiaries, and IBFs ................   24,148,516
   Noninterest-bearing ..........................................................      445,725
   Interest-bearing .............................................................   23,702,791
Federal funds purchased in domestic offices .....................................      959,287
Securities sold under agreements to repurchase ..................................      491,806
Trading liabilities .............................................................    2,916,377
Other borrowed money:
   (includes mortgage indebtedness and obligations under capitalized leases) ....    1,691,634
Bank's liability on acceptances executed and outstanding ........................      251,701
Subordinated notes and debentures ...............................................    2,090,000
Other liabilities ...............................................................    5,815,688
                                                                                   -----------
Total liabilities ...............................................................  $71,327,298
                                                                                   ===========
Minority interest in consolidated subsidiaries ..................................      500,019

EQUITY CAPITAL
Perpetual preferred stock and related surplus ...................................            0
Common stock ....................................................................    1,135,284
Surplus .........................................................................    1,056,724
Retained earnings ...............................................................    4,218,003
Accumulated other comprehensive income ..........................................     (117,623)
Other equity capital components .................................................            0
Total equity capital ............................................................    6,527,634
                                                                                   -----------
Total liabilities minority interest and equity capital ..........................  $78,354,951
                                                                                   ===========

                                                                       EXHIBIT 7
                                                                    (Page 3 of 3

         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Thomas J. Mastro,
                                       Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi             ]
Gerald L. Hassell           ]          Directors
Alan R. Griffith            ]
                            ]
                            ]